Exhibit 99.1

95 State Route 17

Paramus, NJ 07652

SB ONE BANCORP REPORTS RECORD DILUTED EPS OF $0.66 FOR THE SECOND QUARTER 2019

PARAMUS, NEW JERSEY – July 25, 2019 – SB One Bancorp (the “Company”) (Nasdaq: SBBX), the holding company for SB One Bank (the “Bank”), today reported net income of $6.2 million, or $0.67 per basic and $0.66 per diluted share, for the quarter ended June 30, 2019, an increase of 108.7%, as compared to net income of $3.0 million, or $0.38 per basic and diluted share, for the quarter ended June 30, 2018. The increase in net income for the quarter ended June 30, 2019 was driven by a $4.0 million, or 36.5%, increase in net interest income resulting from organic loan and deposit growth, and the merger with Enterprise Bank NJ (“Enterprise”), a $1.5 million gain on sales of securities and a $257 thousand increase in insurance commissions and fees partially offset by a one-time charge of $505 thousand for the disposal of leasehold improvements and rent expense due to the early termination of the lease of the Company’s corporate center in Rockaway, NJ, as compared to the same period last year.

The Company reported net income of $12.1 million, or $1.28 per basic and diluted share, for the six months ended June 30, 2019, an increase of 180.6%, as compared to $4.3 million, or $0.55 per basic and diluted share, for the same period last year. For the six months ended June 30, 2019, the Company reported net income, adjusted for a one-time tax effected charge for the disposal of leasehold improvements and rent expense of $353 thousand due to the early termination of the lease of its corporate center in Rockaway, NJ, of $12.4 million, or $1.32 per basic and diluted share, an increase of $5.3 million, or 73.9%, from net income, adjusted for tax effected merger-related expenses and non-recurring rebrand expenses of $2.7 million and $152 thousand, respectively, of $7.1 million, or $0.91 per basic and diluted share, for the quarter ended June 30, 2018.

The Company’s net income increased to $6.2 million, or $0.67 per basic and $0.66 per diluted share, for the quarter ended June 30, 2019, an increase of $421 thousand, or 7.2%, as compared to net income of $5.8 million, or $0.62 per basic and diluted share for the quarter ended March 31, 2019. For the quarter ended June 30, 2019, the Company reported net income, adjusted for a one-time tax effected charge for the disposal of leasehold improvements and rent expense of $353 thousand due to the early termination of the lease of its corporate center in Rockaway, NJ, of $6.6 million, or $0.70 per basic and diluted share an increase of $774 thousand, or 13.3% from $5.8 million, or $0.62 per basic and diluted share, for the quarter ended March 31, 2019.

“We continue to realize the financial benefits of our strong organic growth and recent mergers, which are now fully integrated. As such, I am pleased to report another strong quarter of financial performance,” said Anthony Labozzetta, President and CEO of SB One Bancorp and SB One Bank. “Our second quarter results were driven by an improved net interest margin, double-digit growth in deposits, particularly non-interest demand, and another strong contribution from our insurance subsidiary. While our commercial loan growth this quarter was light, our commercial loan production pipeline remains robust.”

Mr. Labozzetta added, “The health and wellbeing of our Bank is always top of mind, and we are happy to report that we moved our corporate headquarters to Paramus, N.J.  The new location is central to the markets we serve, improves our operational efficiencies and reduces operating costs – so important as we continue to grow and expand throughout the region.”

Financial Performance

Net Income. For the quarter ended June 30, 2019, the Company reported net income of $6.2 million, or $0.67 per basic and $0.66 per diluted share, an increase of 108.7%, as compared to net income of $3.0 million, or $0.38 per basic and diluted share, for the quarter ended June 30, 2018.

The increase in net income for the quarter ended June 30, 2019 was driven by a $4.0 million, or 36.5%, increase in net interest income resulting from organic loan and deposit growth, and the Enterprise merger and a $1.5 million increase in non-interest income. The increase in non-interest income was driven by a $1.5 million gain on sale of securities and a $257 thousand increase in insurance commissions and fees. The gain on sale of securities was the result of the Company taking advantage of a market opportunity within the tax-free municipal securities sector. Non-interest income was partially offset by a one-time tax effected disposal of leasehold improvements and rent expense of $353 thousand as a result of the Company’s closure of its former corporate center. Non-interest expenses increased $946 thousand to $10.5 million for the second quarter 2019 as compared to $9.6 million for the second quarter 2018. The increase in non-interest expenses was mainly attributable to an increase in salaries and employee benefits of $923 thousand mainly resulting from the merger with Enterprise. In addition, occupancy increased $258 thousand resulting from the merger with Enterprise.

For the six months ended June 30, 2019, the Company reported net income of $12.1 million, or $1.28 per basic and diluted share, an increase of 180.6%, as compared to net income of $4.3 million, or $0.55 per basic and diluted share, for the same period last year.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $3.9 million, or 35.2%, to $15.2 million for the second quarter of 2019, as compared to $11.2 million for the same period in 2018. The increase in net interest income was largely due to a $430.6 million, or 32.8%, increase in average interest earning assets, principally loans receivable, which increased $404.5 million, or 36.4%, driven by organic growth and the December 2018 closing of the Enterprise merger. The net interest margin increased 0.06% to 3.49% for the second quarter of 2019, as compared to the same period in 2018, as a result of an increase in deposits, specifically non-interest bearing deposits, as a main source of funding for loan growth of $50.1 million, or 22.5%.

Net interest income on a fully tax equivalent basis increased $7.7 million, or 34.5%, to $29.8 million for the first six months of 2019 as compared to $22.2 million for the same period in 2018. The increase in net interest income was largely due to a $449.0 million, or 35.0%, increase in average interest earning assets, principally loans receivable, which increased $420.6 million, or 38.6% driven by organic growth and the Enterprise merger.

Provision for Loan Losses. Provision for loan losses increased $378 thousand, or 95.0%, to $776 thousand for the second quarter of 2019, as compared to $398 thousand for the same period in 2018.

Provision for loan losses increased $441 thousand, or 48.7%, to $1.3 million for the first six months of 2019, as compared to $906 thousand for the same period in 2018.

Non-interest Income. Non-interest income increased $1.5 million, or 52.4%, to $4.4 million for the second quarter of 2019, as compared to the same period in 2018. The growth was largely due to an increase of $1.5 million in gains on sale of securities. In addition, insurance commissions and fees relating to SB One Insurance Agency increased $257 thousand, or 14.0%, for the second quarter of 2019, as compared to the same period in 2018. The aforementioned increases were partially offset by a $390 thousand loss on the disposal of fixed assets relating to closing of the Company’s corporate center.

Non-interest income increased $2.3 million, or 39.9%, to $8.0 million for the first six months of 2019 as compared to the same period last year. The increase was principally due to $1.5 million increase in gain on sale of securities. In addition, insurance commissions and fees relating to SB One Insurance Agency increased $924 thousand, or 24.7%, largely attributable to a $373 thousand increase in contingency commission income. The aforementioned increases were partially offset by a $390 thousand loss on the disposal of fixed assets relating to closing of the Company’s corporate center.

Non-interest Expense. The Company’s non-interest expenses increased $946 thousand, or 9.9%, to $10.5 million for the second quarter of 2019, as compared to the same period in 2018. The increase in non-interest expenses occurred largely in salaries and employee benefits of $923 thousand, occupancy of $258 thousand and FDIC assessment of $181 thousand as result of the Company’s growth. The increase in non-interest expenses for the second quarter of 2019, as compared to the same period in 2018, was the result of the Company’s continued growth, inclusive of the Enterprise merger net of cost savings. The increase in occupancy was driven by the addition of 4 branches from the Enterprise merger and a one-time charge to rent expense of $123 thousand resulting from the closing the of the Company’s corporate center. The aforementioned increases were partially offset by decreases in advertising and promotions and loan collection costs of $162 thousand and $72 thousand, respectively.

The Company’s non-interest expenses decreased $470 thousand, or 2.2%, to $20.7 million for the first six months of 2019 as compared to the same period last year. The decrease in non-interest expenses was primarily due to a decrease in merger-related expenses of $3.7 million. The aforementioned decrease was partially offset by increases to salaries and employee benefits of $2.0 million, occupancy expenses of $435 thousand, FDIC assessment of $237 thousand, other expenses of $237 thousand and data processing of $209 thousand.

Income Tax Expense. The Company’s income tax expenses increased $940 thousand to $1.8 million for the second quarter of 2019, as compared to the same period last year. The Company’s effective tax rate for the second quarter of 2019 and 2018 was 22.7%.

The Company’s income tax expenses increased $2.2 million to $3.3 million for the first six months of 2019, as compared to the same period last year as a result of increased pre-tax income. The Company’s effective tax rate for the first six months of 2019 was 21.7%, as compared to 20.5% for the six months ended June 30, 2018.

Financial Condition

At June 30, 2019, the Company’s total assets were $1.9 billion, an increase of $70.6 million, or 3.9%, as compared to total assets of $1.8 billion at December 31, 2018. The increase was mainly attributable to an increase in loans receivable of $55.9 million, or 3.8%, to $1.5 billion.

The Company’s total deposits increased $122.5 million, or 9.1%, to $1.5 billion at June 30, 2019, from $1.4 billion at December 31, 2018. The growth in deposits was mostly due to an increase in interest bearing deposits of $104.2 million, or 9.5%, and an increase in non-interest bearing deposits of $18.4 million, or 7.1%, at June 30, 2019, as compared to December 31, 2018.

At June 30, 2019, the Company’s total stockholders’ equity was $192.4 million, an increase of $7.0 million when compared to December 31, 2018. At June 30, 2019, the leverage, Tier I risk-based capital, total risk-based capital and common equity Tier I capital ratios for the Bank were 10.32%, 12.10%, 12.72% and 12.10%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The ratio of non-performing assets (“NPAs”), which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets decreased to 1.13% at June 30, 2019 as compared to 1.43% at December 31, 2018. NPAs exclude $2.8 million of Purchased Credit-Impaired (“PCI”) loans acquired through the merger with Community Bank of Bergen County (“Community Bank”). NPAs decreased $4.7 million to $21.1 million at June 30, 2019, as compared to $25.8 million at December 31, 2018, resulting from a non-accrual loan payoff of $4.3 million. Non-accrual loans, excluding $2.8 million of PCI loans, decreased $4.5 million, or 21.6%, to$16.2 million at June 30, 2019, as compared to $20.7 million at December 31, 2018. Loans past due 30 to 89 days totaled $8.9 million at June 30, 2019, representing an increase of $5.1 million, or 135.1%, as compared to $3.8 million at December 31, 2018.

The Company continues to actively market its foreclosed real estate properties, the value of which decreased $573 thousand to $3.6 million at June 30, 2019 as compared to $4.1 million at December 31, 2018. The decrease in foreclosed real estate properties was largely attributable to the sale of three properties totaling $902 thousand which was partially offset by one new foreclosed property valued at $335 thousand. At June 30, 2019, the Company’s foreclosed real estate properties had an average carrying value of approximately $358 thousand per property.

The Company’s allowance for loan losses increased $852 thousand, or 9.7%, to $9.6 million, at June 30, 2019 as compared to $8.8 million at December 31, 2018. The Company’s outstanding credit mark recorded on the legacy Community Bank and Enterprise portfolios of $441.5 million totaled $7.3 million at June 30, 2019. The Company’s combined coverage of allowance for loan loss and credit mark on the legacy Community Bank and Enterprise portfolios totaled $17.0 million, or 1.11% of the overall loan portfolio, at June 30, 2019. The Company recorded $1.3 million in provision for loan losses for the six months ended June 30, 2019 as compared to $906 thousand for the six months ended June 30, 2018. Additionally, the Company recorded net charge-offs of $495 thousand for the six months ended June 30, 2019, as compared to $23 thousand in net recoveries for the six months ended June 30, 2018. The allowance for loan losses as a percentage of non-accrual loans increased to 59.3% at June 30, 2019 from 43.5% at December 31, 2018.

About SB One Bancorp

SB One Bancorp (Nasdaq: SBBX), is the holding company for SB One Bank, a full-service, commercial bank that operates regionally with 18 branch locations in New Jersey and New York. Established in 1975, SB One Bank's strength is in its ability to build strong personal relationships with its customers and to serve the communities in which it operates. In addition to its branches and loan production offices, SB One Bank offers a full-service insurance agency, SB One Insurance Agency, Inc. and wealth services through SB One Wealth. SB One Bank reinforces its commitment to the communities in which it lives and serves through the SB One Foundation, Inc. which supports various local charitable organizations.

SB One Bancorp was recently added to the Russell 2000® Index and Russell 3000® Index. In 2017, it was recognized as one of the top 29 banks and thrifts nationwide and one of three from New Jersey that comprise the Sandler O’Neill Sm-All Stars Class of 2017. SB One Bancorp is one of the 50 Fastest Growing Companies in New Jersey as ranked by NJBIZ Magazine. SB One Bancorp President and Chief Executive Officer, Anthony Labozzetta, was named one of America’s Business Leaders in Banking by Forbes magazine and American Banker’s Community Banker of the Year in 2016.

For more details on SB One Bank, visit: www.SBOne.bank

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements that may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project" or similar words. Such statements are based on SB One Bancorp’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) difficulties and delays in integrating the business or fully realizing cost savings and other benefits; (2) operating costs, customer loss and business disruption following the mergers with Community Bank and Enterprise, including adverse effects on relationships with employees, may be greater than expected; (3) changes to interest rates; (4) the ability to control costs and expenses; (5) general economic conditions; (6) the success of SB One Bancorp’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business; and (7) risks associated with the quality of SB One Bancorp’s assets and the ability of its borrowers to comply with repayment. Further information about these and other relevant risks and uncertainties may be found in SB One Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in subsequent filings with the Securities and Exchange Commission. SB One Bancorp undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SB ONE BANCORP

Anthony Labozzetta, President/CEO

Adriano Duarte, CFO

(p) 844-256-7328

SB ONE BANCORP

SUMMARY FINANCIAL HIGHLIGHTS

(In Thousands, Except Percentages and Per Share Data)

(Unaudited)

					6/30/2019 VS.
	6/30/2019	3/31/2019	12/31/2018	6/30/2018	12/31/2018	3/31/2019	6/30/2018
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$198,191	$196,081	$186,217	$179,943	6.4%	1.1%	10.1%
Total loans	1,530,668	1,513,645	1,474,775	1,136,546	3.8%	1.1%	34.7%
Allowance for loan losses	(9,627)	(9,190)	(8,775)	(8,264)	9.7%	4.8%	16.5%
Total assets	1,866,344	1,840,129	1,795,703	1,437,302	3.9%	1.4%	29.9%
Total deposits	1,476,488	1,461,324	1,353,939	1,061,599	9.1%	1.0%	39.1%
Total borrowings and junior subordinated debt	180,535	179,370	247,765	215,793	(27.1)%	0.6%	(16.3)%
Total shareholders' equity	192,416	189,695	185,444	148,823	3.8%	1.4%	29.3%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$15,161	$14,666	$11,575	$11,214	31.0%	3.4%	35.2%
Provision for loan losses	776	571	210	398	269.5%	35.9%	95.0%
Total other income	4,392	3,633	2,493	2,881	76.2%	20.9%	52.4%
Total other expenses	10,526	10,178	10,273	9,580	2.5%	3.4%	9.9%
Income before provision for income taxes (tax equivalent)	8,251	7,550	3,585	4,117	130.2%	9.3%	100.4%
Provision for income taxes	1,836	1,500	991	896	85.3%	22.4%	104.9%
Taxable equivalent adjustment (a)	171	227	807	229	(78.8)%	(24.7)%	(25.3)%
Net income	$6,244	$5,823	$1,787	$2,992	249.4%	7.2%	108.7%

Net income per common share - Basic	$0.67	$0.62	$0.29	$0.38	131.0%	8.1%	76.0%
Net income per common share - Diluted	$0.66	$0.62	$0.29	$0.38	127.6%	6.5%	73.1%

Return on average assets	1.35%	1.28%	0.53%	0.85%	153.0%	5.7%	57.9%
Return on average equity	12.98%	12.39%	4.97%	8.10%	161.3%	4.8%	60.3%
Efficiency ratio (b)	54.31%	56.32%	77.47%	69.09%	(29.9)%	(3.6)%	(21.4)%
Net interest margin (tax equivalent)	3.49%	3.46%	3.55%	3.43%	(1.7)%	0.9%	1.7%
Avg. interest earning assets/Avg. interest bearing liabilities	1.27	1.25	1.27	1.28	(0.5)%	1.0%	(0.9)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$29,827			$22,176			34.5%
Provision for loan losses	1,347			906			48.7%
Total other income	8,025			5,738			39.9%
Total other expenses	20,704			21,174			(2.2)%
Income before provision for income taxes (tax equivalent)	15,801			5,834			170.8%
Provision for income taxes	3,336			1,111			200.3%
Taxable equivalent adjustment (a)	398			423			(5.9)%
Net income	$12,067			$4,300			180.6%

Net income per common share - Basic	$1.28			$0.55			132.7%
Net income per common share - Diluted	$1.28			$0.55			132.7%

Return on average assets	1.31%			0.63%			109.2%
Return on average equity	12.69%			5.90%			115.1%
Efficiency ratio (b)	55.28%			77.02%			(28.2)%
Net interest margin (tax equivalent)	3.47%			3.49%			(0.6)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.26			1.28			(1.2)%

SHARE INFORMATION:
Book value per common share	$20.35	$20.03	$19.45	$18.77	4.6%	1.6%	8.4%
Tangible book value per common share	17.25	16.93	16.36	15.48	5.4%	1.9%	11.4%
Outstanding shares- period ending	9,456,778	9,470,730	9,532,943	7,929,706	(0.8)%	(0.1)%	19.3%
Average diluted shares outstanding (year to date)	9,406,175	9,460,118	7,921,269	7,848,468	18.7%	(0.6)%	19.8%

CAPITAL RATIOS:
Total equity to total assets	10.31%	10.31%	10.32%	10.35%	(0.1)%	0.0%	(0.4)%
Leverage ratio (c)	10.32%	10.21%	12.06%	10.62%	(14.4)%	1.1%	(2.8)%
Tier 1 risk-based capital ratio (c)	12.10%	12.09%	12.34%	12.87%	(1.9)%	0.1%	(6.0)%
Total risk-based capital ratio (c)	12.72%	12.70%	12.94%	13.60%	(1.7)%	0.2%	(6.5)%
Common equity Tier 1 capital ratio (c)	12.10%	12.09%	12.34%	12.87%	(1.9)%	0.1%	(6.0)%

ASSET QUALITY:
Non-accrual loans (e)	$16,243	$20,638	$20,704	$18,601	(21.5)%	(21.3)%	(12.7)%
Loans 90 days past due and still accruing	-	-	-	-	-%	-%	-%
Troubled debt restructured loans ("TDRs") (d)	1,246	1,035	906	1,784	37.5%	20.4%	(30.2)%
Foreclosed real estate	3,576	3,241	4,149	3,414	(13.8)%	10.3%	4.7%
Non-performing assets ("NPAs")	$21,065	$24,914	$25,759	$23,799	(18.2)%	(15.4)%	(11.5)%

Foreclosed real estate, criticized and classified assets (e)	$29,039	$28,704	$24,006	$22,529	21.0%	1.2%	28.9%
Loans past due 30 to 89 days	$8,904	$4,842	$3,787	$2,868	135.1%	83.9%	210.5%
Charge-offs (Recoveries) , net (quarterly)	$339	$156	$30	$(38)	1,030.0%	117.3%	(992.1)%
Charge-offs (Recoveries) , net as a % of average loans (annualized)	0.09%	0.04%	0.01%	(0.01)%	813.2%	105.7%	(754.2)%
Non-accrual loans to total loans	1.06%	1.36%	1.40%	1.64%	(24.2)%	(22.2)%	(35.2)%
NPAs to total assets	1.13%	1.35%	1.43%	1.66%	(21.1)%	(16.6)%	(31.8)%
NPAs excluding TDR loans (d) to total assets	1.06%	1.30%	1.35%	1.53%	(21.5)%	(18.2)%	(30.7)%
Non-accrual loans to total assets	0.87%	1.12%	1.12%	1.29%	(22.5)%	(22.4)%	(32.8)%
Allowance for loan losses as a % of non-accrual loans	59.27%	44.53%	43.51%	44.43%	36.2%	33.1%	33.4%
Allowance for loan losses to total loans	0.63%	0.61%	0.60%	0.73%	5.7%	3.6%	(13.5)%

(a) Full taxable equivalent basis, using a 30.09% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income

(c) SB One Bank capital ratios

(d) Troubled debt restructured loans currently performing in accordance with renegotiated terms

(e) PCI loans acquired through merger with Community Bank excluded from non-accrual loans and criticized and classified assets totaled $3.0 million

SB ONE BANCORP

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	June 30, 2019	December 31, 2018
ASSETS

Cash and due from banks	$9,754	$11,768
Interest-bearing deposits with other banks	16,303	14,910
Cash and cash equivalents	26,057	26,678

Interest bearing time deposits with other banks	200	200
Securities available for sale, at fair value	194,167	182,139
Securities held to maturity	4,024	4,078
Other Bank Stock, at cost	8,867	11,764

Loans receivable, net of unearned income	1,530,668	1,474,775
Less: allowance for loan losses	9,627	8,775
Net loans receivable	1,521,041	1,466,000

Foreclosed real estate	3,576	4,149
Premises and equipment, net	19,745	19,215
Right-of-use assets, net	5,211	-
Accrued interest receivable	6,352	6,546
Goodwill and intangibles	29,242	29,446
Bank-owned life insurance	36,240	35,778
Other assets	11,622	9,710

Total Assets	$1,866,344	$1,795,703

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$278,188	$259,807
Interest bearing	1,198,300	1,094,132
Total Deposits	1,476,488	1,353,939

Borrowings	152,671	219,906
Lease liability	5,220	-
Accrued interest payable and other liabilities	11,685	8,555
Subordinated debentures	27,864	27,859

Total Liabilities	1,673,928	1,610,259

Total Stockholders' Equity	192,416	185,444

Total Liabilities and Stockholders' Equity	$1,866,344	$1,795,703

SB ONE BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Dollars In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended
	2019	2018	6/30/2019	6/30/2018
INTEREST INCOME

Loans receivable, including fees	$19,059	$12,562	$37,219	$24,462
Securities:
Taxable	1,277	804	2,452	1,540
Tax-exempt	337	449	785	830
Federal funds sold	-	-	-	-
Interest bearing deposits	65	16	114	46
Total Interest Income	20,738	13,831	40,570	26,878

INTEREST EXPENSE
Deposits	4,459	1,659	8,323	3,117
Borrowings	973	874	2,187	1,380
Junior subordinated debentures	316	313	631	628
Total Interest Expense	5,748	2,846	11,141	5,125

Net Interest Income	14,990	10,985	29,429	21,753
PROVISION FOR LOAN LOSSES	776	398	1,347	906
Net Interest Income after Provision for Loan Losses	14,214	10,587	28,082	20,847

OTHER INCOME
Service fees on deposit accounts	367	311	697	639
ATM and debit card fees	278	250	509	463
Bank owned life insurance	232	188	462	373
Insurance commissions and fees	2,096	1,839	4,658	3,734
Investment brokerage fees	21	41	77	63
Gain (loss) gain on securities transactions	1,524	36	1,524	36
(Loss) gain on disposal of fixed assets	(381)	9	(381)	9
Other	255	207	479	421
Total Other Income	4,392	2,881	8,025	5,738

OTHER EXPENSES
Salaries and employee benefits	6,334	5,411	12,464	10,469
Occupancy, net	985	727	1,764	1,329
Data processing	999	939	1,939	1,730
Furniture and equipment	314	326	632	607
Advertising and promotion	123	285	255	341
Professional fees	372	290	834	619
Director fees	180	142	325	289
FDIC assessment	281	100	447	210
Insurance	33	52	63	147
Stationary and supplies	90	89	174	146
Merger-related expenses	-	446	-	3,739
Loan collection costs	17	89	137	150
Expenses and write-downs related to foreclosed real estate	96	1	161	208
Amortization of intangible assets	101	60	203	121
Other	601	623	1,306	1,069
Total Other Expenses	10,526	9,580	20,704	21,174

Income before Income Taxes	8,080	3,888	15,403	5,411
INCOME TAX EXPENSE	1,836	896	3,336	1,111
Net Income	$6,244	$2,992	$12,067	$4,300

EARNINGS PER SHARE

Basic	$0.67	$0.38	$1.28	$0.55
Diluted	$0.66	$0.38	$1.28	$0.55

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended June 30,
	2019			2018
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$46,888	$508	4.35%	$64,726	$678	4.20%
Taxable	158,258	1,277	3.24%	126,462	804	2.55%
Total securities	205,146	1,785	3.49%	191,188	1,482	3.11%
Total loans receivable (1) (4)	1,516,945	19,059	5.04%	1,112,480	12,562	4.53%
Other interest-earning assets	20,386	65	1.28%	8,246	16	78.00%
Total earning assets	1,742,477	20,909	4.81%	1,311,914	14,060	4.30%

Non-interest earning assets	118,393			96,979
Allowance for loan losses	(9,335)			(8,077)
Total Assets	$1,851,535			$1,400,816

Sources of Funds:
Interest bearing deposits:
NOW	$249,647	$453	0.73%	$250,143	$347	0.56%
Money market	230,766	1,165	2.02%	91,597	287	1.26%
Savings	226,511	372	0.66%	220,075	191	0.35%
Time	494,823	2,469	2.00%	263,248	834	1.27%
Total interest bearing deposits	1,201,747	4,459	1.49%	825,063	1,659	0.81%
Borrowed funds	145,937	973	2.67%	173,841	874	2.02%
Subordinated debentures	27,863	316	4.55%	27,852	313	4.51%
Total interest bearing liabilities	1,375,547	5,748	1.68%	1,026,756	2,846	1.11%

Non-interest bearing liabilities:
Demand deposits	272,667			222,558
Other liabilities	10,935			3,736
Total non-interest bearing liabilities	283,602			226,294
Stockholders' equity	192,386			147,766
Total Liabilities and Stockholders' Equity	$1,851,535			$1,400,816

Net Interest Income and Margin (5)		15,161	3.49%		11,214	3.43%
Tax-equivalent basis adjustment		(171)			(229)
Net Interest Income		$14,990			$10,985

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended June 30, 2019			Three Months Ended March 31, 2019
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$46,888	$508	4.35%	$62,654	$675	4.37%
Taxable	158,258	1,277	3.24%	142,137	1,175	3.35%
Total securities	205,146	1,785	3.49%	204,791	1,850	3.66%
Total loans receivable (1) (4)	1,516,945	19,059	5.04%	1,500,604	18,160	4.91%
Other interest-earning assets	20,386	65	1.28%	14,691	49	1.35%
Total earning assets	1,742,477	20,909	4.81%	1,720,086	20,059	4.73%

Non-interest earning assets	118,393			114,358
Allowance for loan losses	(9,335)			(8,815)
Total Assets	$1,851,535			$1,825,629

Sources of Funds:
Interest bearing deposits:
NOW	$249,647	$453	0.73%	$255,959	$446	0.71%
Money market	230,766	1,165	2.02%	240,936	1,178	1.98%
Savings	226,511	372	0.66%	221,608	327	0.60%
Time	494,823	2,469	2.00%	436,376	1,913	1.78%
Total interest bearing deposits	1,201,747	4,459	1.49%	1,154,879	3,864	1.36%
Borrowed funds	145,937	973	2.67%	188,983	1,214	2.61%
Subordinated debentures	27,863	316	4.55%	27,860	315	4.59%
Total interest bearing liabilities	1,375,547	5,748	1.68%	1,371,722	5,393	1.59%

Non-interest bearing liabilities:
Demand deposits	272,667			259,363
Other liabilities	10,935			6,481
Total non-interest bearing liabilities	283,601			265,844
Stockholders' equity	192,386			188,063
Total Liabilities and Stockholders' Equity	$1,851,535			$1,825,629

Net Interest Income and Margin (5)		15,161	3.49%		14,666	3.46%
Tax-equivalent basis adjustment		(171)			(227)
Net Interest Income		$14,990			$14,439

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Six Months Ended June 30,
	2019			2018
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$54,728	$1,183	4.36%	$59,883	$1,253	4.22%
Taxable	150,242	2,452	3.29%	123,635	1,540	2.51%
Total securities	204,970	3,635	3.58%	183,518	2,793	3.07%
Total loans receivable (1) (4)	1,508,820	37,219	4.97%	1,088,238	24,462	4.53%
Other interest-earning assets	17,554	114	1.31%	10,576	46	0.88%
Total earning assets	1,731,344	40,968	4.77%	1,282,332	27,301	4.29%

Non-interest earning assets	116,385			96,349
Allowance for loan losses	(9,076)			(7,792)
Total Assets	$1,838,653			$1,370,889

Sources of Funds:
Interest bearing deposits:
NOW	$252,786	$899	0.72%	$254,884	$745	0.59%
Money market	235,823	2,343	2.00%	94,016	535	1.15%
Savings	224,073	699	0.63%	221,005	268	0.24%
Time	465,761	4,382	1.90%	264,189	1,569	1.20%
Total interest bearing deposits	1,178,443	8,323	1.42%	834,094	3,117	0.75%
Borrowed funds	167,341	2,187	2.64%	143,034	1,380	1.95%
Subordinated debentures	27,861	631	4.57%	27,851	628	4.55%
Total interest bearing liabilities	1,373,645	11,141	1.64%	1,004,979	5,125	1.03%

Non-interest bearing liabilities:
Demand deposits	266,052			215,665
Other liabilities	8,720			4,418
Total non-interest bearing liabilities	274,772			220,083
Stockholders' equity	190,236			145,827
Total Liabilities and Stockholders' Equity	$1,838,653			$1,370,889

Net Interest Income and Margin (5)		29,827	3.47%		22,176	3.49%
Tax-equivalent basis adjustment		(398)			(423)
Net Interest Income		$29,429			$21,753

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

Segment Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$14,990	$-	$14,990	$10,985	$-	$10,985
Other income from external sources	2,247	2,145	4,392	1,009	1,872	2,881
Depreciation and amortization	516	11	527	444	6	450
Income before income taxes	7,500	580	8,080	3,288	600	3,888
Income tax expense (1)	1,604	232	1,836	656	240	896
Total assets	1,859,422	6,922	1,866,344	1,425,250	12,052	1,437,302

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$29,429	$-	$29,429	$21,753	$-	$21,753
Other income from external sources	3,279	4,746	8,025	1,934	3,804	5,738
Depreciation and amortization	1,041	23	1,064	892	12	904
Income before income taxes	13,557	1,846	15,403	3,902	1,509	5,411
Income tax expense (1)	2,598	738	3,336	507	604	1,111
Total assets	1,859,422	6,922	1,866,344	1,425,250	12,052	1,437,302

(1) Calculated at statutory tax rate of 30.09% in 2019 and 2018 for the insurance services segment

SB ONE BANCORP

Non-GAAP Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended June 30,
	2019	2018
Net income (GAAP)	$6,244	$2,992
Merger related expenses net of tax (1)	-	321
Non-recurring rebrand expenses net of tax (2)	-	152
Non-recurring discontinued operations expense net of tax (3)	353	-
Net income, as adjusted	$6,597	$3,465
Average diluted shares outstanding (GAAP)	9,406,175	7,906,600
Diluted EPS, as adjusted	$0.70	$0.44
Average assets	1,851,535	1,400,816
Return on average assets, as adjusted	1.43%	0.99%
Return on average equity, as adjusted	13.72%	9.38%

(1) The tax effect on the merger related expense was $125 thousand QTD 2018

(2) The tax effect of the non-recurring rebrand expenses was $54 thousand

(3) The tax effect on the discontinued operations was $152 thousand

	Three Months Ended
	June 30, 2019	March 31, 2019
Net income (GAAP)	$6,244	$5,823
Non-recurring discontinued operations expense net of tax (1)	353	-
Net income, as adjusted	$6,597	$5,823
Average diluted shares outstanding (GAAP)	9,406,175	9,460,118
Diluted EPS, as adjusted	$0.70	$0.62
Average assets	1,851,535	1,825,629
Return on average assets, as adjusted	1.43%	1.28%
Return on average equity, as adjusted	13.72%	12.39%

(1) The tax effect on the discontinued operations was $152 thousand

	Six Months Ended June 30,
	2019	2018
Net income (GAAP)	$12,067	$4,300
Merger related expenses net of tax (1)	-	2,688
Non-recurring expenses inclusive of rebrand net of tax (2)	-	152
Non-recurring discontinued operations expense net of tax (3)	353	-
Net income, as adjusted	$12,420	$7,140
Average diluted shares outstanding (GAAP)	9,431,177	7,848,468
Diluted EPS, as adjusted	$1.32	$0.91
Average assets	1,838,653	1,370,889
Return on average assets, as adjusted	1.35%	1.04%
Return on average equity, as adjusted	13.06%	9.79%

(1) The tax effect on the merger related expense was $1.1 million YTD 2018

(2) The tax effect of the non-recurring rebrand expenses was $54 thousand

(3) The tax effect on the discontinued operations was $152 thousand